UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Soho House & Co Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom		WC2R 1EA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Soho House & Co Inc. Update on Expected Timing of Third Quarter 2024 Results and Investor Day

On November 21, 2024, Soho House & Co Inc. (the “Company”) issued a press release announcing an update on the expected timing of its Form 10-Q for the 13-week and 39-week periods ended September 29, 2024 and its Investor Day. The press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 8.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit

99.1*	Press release of Soho House & Co Inc. dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Soho House & Co Inc.

Date:	November 21, 2024	By:	/s/ Thomas Allen
Thomas Allen, Chief Financial Officer